EXHIBIT 99.3

               ADDITIONAL INFORMATION RELATING TO THE PROVINCE(1)

INFORMATION RELATING TO PROVINCIAL DEBT                         PAGE
---------------------------------------                       --------
Debt of the Province........................................      2
Consolidated Funded and Unfunded Debt of the Public
  Sector....................................................     17
Canadian Foreign Exchange Rate and International Reserves...     18

------------

(1) Any dollar amounts in Exhibit (99.3) are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

                              DEBT OF THE PROVINCE

DIRECT AND GUARANTEED DEBT

    The direct debt of the Province includes debt for government purposes, as well as funds borrowed by the Province and reloaned to its government corporations and other public bodies. Direct borrowing by the Province for relending to government corporations and other public bodies commenced in 1983.

    With few exceptions, government corporations rely on the Province for fiscal agency loans to meet their borrowing requirements. The terms and conditions that apply to fiscal agency borrowings respecting payment of interest, principal and premium, if any, generally match those in the Province's original borrowings.

    Direct debt includes both funded and unfunded debt. Funded debt is defined as all debt having a maturity of one year or more from date of issuance; unfunded debt has a maturity within one year from date of issuance.

    The final component of provincial debt relates to financial instruments that have been unconditionally guaranteed by the Province. Most of this debt was incurred by government corporations prior to the introduction of fiscal agency borrowing in 1983. It also includes financial instruments issued by selected municipalities, improvement districts and local government entities, as well as all loan guarantees extended by the Province, including those extended to private entities and individuals.

    The Warehouse Borrowing Program takes advantage of low interest rates to borrow money in advance of actual requirements. The debt will eventually be allocated to either the provincial government or its Crown corporations and agencies.

    Non-guaranteed debt includes debt of the British Columbia Liquor Distribution Branch, British Columbia Transit, British Columbia Railway Company, British Columbia Securities Commission, Columbia Basin Trust, Columbia River Power Projects (joint ventures of Columbia Basin Trust and Columbia Power Corporation), Homeowner Protection Office, Land and Water British
Columbia Inc., Legal Services Society, Oil & Gas Commission, Pacific National Exhibition and Provincial Rental Housing Corporation. At March 31, 2003,
$243 million of this debt is classified as taxpayer supported and $137 million is classified as self-supporting.

    Financial statements for 2003 show that the Province's total net debt (excluding non-guaranteed debt of $380 million) increased by $644 million, debt for government purposes increased by $2,079 million, debt for government corporation purposes decreased by $368 million, and debt for the Warehouse Borrowing Program decreased by $1,067 million.

                             DIRECT FUNDED DEBT(1)
                              AS AT MARCH 31, 2003

                                                                2001       2002       2003
                                                              --------   --------   --------
                                                                  (millions of dollars)
GOVERNMENT PURPOSES
Payable in:
Canadian Dollars(2).........................................  $21,941    $22,254    $23,704
United States Dollars(3)....................................    2,464      4,020      3,836
                                                              -------    -------    -------
                                                               24,405     26,274     27,540
GOVERNMENT CORPORATION PURPOSES
Canadian Dollars(4).........................................    7,607      7,624      8,507
United States Dollars(5)....................................    2,411      2,588      2,012
                                                              -------    -------    -------
                                                               10,018     10,212     10,519
WAREHOUSE BORROWING PROGRAM PURPOSES
Canadian Dollars............................................    1,036        807         --
United States Dollars.......................................      263        251         --
                                                              -------    -------    -------
                                                                1,299      1,058         --

Less -- Unamortized Discount................................      137        118        118
                                                              -------    -------    -------
                                                               35,585     37,426     37,941
Less -- Sinking Funds.......................................    4,151      3,851      3,498
                                                              -------    -------    -------
                                                               31,434     33,575     34,443
Less -- Amounts Held in Consolidated Revenue Fund...........       18         15          9
                                                              -------    -------    -------
Net Direct Funded Debt......................................   31,416     33,560     34,434
                                                              =======    =======    =======
Less -- Warehouse Borrowing Program Investments Available to
      Paydown Warehouse Borrowing Program Debt..............    1,312      1,067         --
                                                              -------    -------    -------
Direct Funded Debt (net of warehouse assets)................  $30,104    $32,493    $34,434
                                                              =======    =======    =======

------------
(1) Unhedged foreign currency liabilities are recorded in the currency in which the debt obligations are payable, translated into Canadian dollar equivalents at the exchange rate prevailing at the end of the respective fiscal years.

(2) Canadian dollar obligations include notes payable in Japanese yen totalling 22 billion yen which have been fully hedged to $263 million Canadian through currency exchange agreements, Swiss franc notes totalling 953 million Swiss Francs which have been fully hedged to $959 million Canadian through currency exchange agreements, British Pound Sterling notes totalling
    189 million Pounds Sterling which have been fully hedged to $506 million Canadian through currency exchange agreements, and Euro notes totalling
    629 million Euros which have been fully hedged to $1,016 million Canadian through currency exchange agreements. Effective January 1, 2002, debt originally issued in and totalling 1,794 million French Francs and 695 million Deutsche Marks was converted at established fixed exchange rates (6.55957 French Francs for 1 Euro and 1.95583 Deutsche Marks for 1 Euro) and are now reported in Euros.

(3) Includes U.S. dollar notes totalling $1,987 million which have been fully hedged to $3,079 million Canadian through currency exchange agreements, U.S. dollar notes totalling $500 million which have been fully hedged to 61 billion yen which have been translated at the exchange rate prevailing at the end of the fiscal year.

(4) Canadian dollar obligations include notes payable in Japanese yen totalling 10 billion yen which have been fully hedged to $135 million Canadian through currency exchange agreements, Swiss Franc notes totalling 47 million Swiss Francs which have been fully hedged to $44 million Canadian through currency exchange agreements, and British Pound Sterling notes totalling 2 million Pounds Sterling which have been fully hedged to $4 million Canadian through currency exchange agreements, and Euro notes totalling 209 million Euros which have been fully hedged to $337 million Canadian through currency exchange agreements. Effective January 1, 2002, debt originally issued in and totalling 1,342 million French Francs and 8 million Deutsche Marks was converted at established fixed exchange rates (6.55957 French Francs for 1 Euro and 1.95583 Deutsche Marks for 1 Euro) and are now reported in Euros.

(5) Includes U.S. dollar notes totalling $373 million which have been fully hedged to $542 million Canadian through currency exchange agreements and unhedged U.S. dollar notes totalling $1,000 million which have been translated at the exchange rate prevailing at the end of the fiscal year.

        CONSOLIDATION OF DIRECT AND GUARANTEED FUNDED AND UNFUNDED DEBT
                              AS AT MARCH 31, 2003

                                                            OUTSTANDING   SINKING FUND   OUTSTANDING
                                                              (GROSS)     INVESTMENTS       (NET)
                                                            -----------   ------------   -----------
                                                                         (in millions)
DIRECT DEBT
Government Purposes.......................................    $28,162        $2,727        $25,435
Government Corporation Purposes(1)........................     12,059         1,383         10,676
Warehouse Program Purposes................................         --            --             --
                                                              -------        ------        -------
                                                               40,221         4,110         36,111
Less -- Unamortized Discounts.............................        125            --            125
Less -- Amounts held in the Consolidate Revenue Fund......          9            --              9
                                                              -------        ------        -------
Total Direct Debt.........................................     40,087         4,110         35,977
                                                              =======        ======        =======
GUARANTEED DEBT
Government Corporations...................................        202           116             86
Municipalities, Improvement Districts and Other local
 government...............................................          2             1              1
Other.....................................................        113            --            113
                                                              -------        ------        -------
Total Guaranteed Debt.....................................        317           117            200

Less -- Guaranteed Debt held in the General Fund and
        Special Funds.....................................         --            --             --
    -- Provision for Probable Payout......................         13            --             13
                                                              -------        ------        -------
                                                                  304           117            187
                                                              -------        ------        -------
Non-Guaranteed Debt.......................................        380            --            380
                                                              -------        ------        -------
Total Direct, Guaranteed Funded and Unfunded, and
 Non-Guaranteed Debt of the Province, Net of
 Provincial Holdings of such Debt in the General Fund and
 Special Funds............................................     40,771         4,227         36,544
                                                              =======        ======        =======
Less -- Warehouse Borrowing Program Investments Available
        to Paydown Warehouse Borrowing Program Debt.......         --            --             --
                                                              -------        ------        -------
Total Direct, Guaranteed Funded and Unfunded Debt, and
 Non-Guaranteed Debt of the Province (Net of
 Warehouse investments)...................................    $40,771        $4,227        $36,544
                                                              =======        ======        =======

---------------

(1) Represents direct borrowing by the Province for relending to government corporations on identical terms.

Note: Debt payable in foreign currencies is recorded at the relevant March 31, 2003 exchange rates after giving effect to any currency exchange agreements.

      Direct unfunded debt of the Province (Promissory Notes) totalled
      $1,542 million as at March 31, 2003 (maturity value less unamortized discount and sinking funds). This debt component comprised of $1,060 million in fiscal agency loans to government corporations and $482 million in loans for government purposes. Further, the direct unfunded debt was comprised of Cdn $1,205 million and US $230 million (Cdn $337 million) dollars.

FINANCING

    The financing requirements of the Province are met through short, medium and long term borrowing in public and private markets in Canada and abroad, including the federal Canada Pension Plan (the "Plan"). Under the Plan, the monthly contributions made by residents of British Columbia, net of current Plan disbursements, are available for borrowing by the Province and other provincial government corporations. At March 31, 2003, gross provincial direct and guaranteed funded debt owing to the Plan's Investment Fund totalled
$4.0 billion, of which $244 million has been defeased and is considered extinguished for financial reporting purposes.

    The securities issued to the Plan's Investment Fund have a 20-year maturity, are not negotiable, transferable or assignable, and are redeemable at the option of the federal Minister of Finance on six months' notice to meet the requirements of the Plan. These securities are also redeemable in whole or in part before maturity, on 30 days' prior notice, at the option of the Province.

    During the 2002/03 fiscal year, $414 million dollars in Canadian Pension Plan debentures were issued.

SINKING FUND MANAGEMENT

    On June 1, 1999, the Provincial government revised its sinking fund policy and discontinued sinking fund contributions on existing and new debt issued for government operating and capital financing purposes. Under the revised policy, the Province does not establish sinking funds on new debt but continues to manage sinking fund contributions made prior to June 1, 1999 (and the earnings attributable to those contributions) for the purpose of repayment of the applicable debt issues.

    This revised policy does not apply to sinking funds relating to new or existing debt of the Province incurred to make loans to provincial government bodies. Consequently, Provincial government bodies who have received or are to receive fiscal agency loans from the Province with a term of five years or more will continue to be expected to make sinking fund contributions for the purpose of repayment of some or all the corresponding Provincial debt issues.

    Given that the province borrowed money to make sinking fund payments, the policy change did not impact the amount of net debt outstanding. The Province continues to follow one of the most conservative sinking fund policies among provinces for its Crown corporations and agencies.

    At March 31, 2003, the Province had $4.2 billion in sinking fund investments related to direct and guaranteed funded debt, including those held in trust on behalf of government corporations. Assuming an earnings rate of 5% on existing sinking fund investments and without contributing additional sinking fund installments, the Province's funded debt at maturity will be 14% funded by available sinking funds (see following table) and would be 21% funded based on assumed earnings of 5% on existing sinking fund balances and future sinking fund installments.

                    MATURITY SCHEDULE OF DIRECT FUNDED DEBT

                              AS AT MARCH 31, 2003

                                  (UNAUDITED)

                                            CANADIAN DOLLARS                         U.S. DOLLARS(1)
                                 --------------------------------------   --------------------------------------
                                              PROJECTED                                PROJECTED
                                   GROSS       SINKING                      GROSS       SINKING
                                    DEBT        FUND        NET DEBT         DEBT        FUND        NET DEBT
FISCAL YEAR                      MATURITIES    VALUES     MATURITIES(2)   MATURITIES    VALUES     MATURITIES(2)
-----------                      ----------   ---------   -------------   ----------   ---------   -------------
                                         (millions of dollars)                    (millions of dollars)
2004...........................    $ 2,181     $  618        $ 1,563        $   --       $ --         $   --
2005...........................      2,125        447          1,678           350         --            350
2006...........................      2,637        251          2,386            --         --             --
2007...........................      2,099        263          1,836           750         --            750
2008...........................      1,397        163          1,234           860         24            836
                                   -------     ------        -------        ------       ----         ------
                                    10,439      1,742          8,697         1,960         24          1,936

2009-13........................      9,894      1,406          8,488         1,000       --            1,000
2014-18........................      2,302        591          1,711           100         17             83
2019-23........................      2,840        518          2,322            --         --             --
2024-28........................      2,635        500          2,135           500        124            376
2029-33........................      3,685        143          3,542            --         --             --
2034-38........................         --         --             --           300         44            256
2039-43........................        415         43            372            --         --             --
                                   -------     ------        -------        ------       ----         ------
                                   $32,210     $4,943        $27,267        $3,860       $209         $3,651
                                   =======     ======        =======        ======       ====         ======

---------------

(1) Debt payable in U.S. dollars is not translated into Canadian dollars. Debt payable in other foreign currencies is recorded after giving effect to any currency exchange agreements.

(2) Net debt maturities represent gross debt maturities minus projected sinking fund values at maturity, based on earnings of 5% on existing sinking fund balances as of March 31, 2003. The calculations exclude sinking fund installments which are scheduled to be made in the future and unamortized discount.

                  MATURITY SCHEDULE OF GUARANTEED FUNDED DEBT

                              AS AT MARCH 31, 2003

                                  (UNAUDITED)

                                            CANADIAN DOLLARS                         U.S. DOLLARS(1)
                                 --------------------------------------   --------------------------------------
                                              PROJECTED                                PROJECTED
                                   GROSS       SINKING                      GROSS       SINKING
                                    DEBT        FUND        NET DEBT         DEBT        FUND        NET DEBT
FISCAL YEAR                      MATURITIES    VALUES     MATURITIES(2)   MATURITIES    VALUES     MATURITIES(2)
-----------                      ----------   ---------   -------------   ----------   ---------   -------------
                                         (millions of dollars)                    (millions of dollars)
2004...........................     $  2        $ --          $  2           $ --        $ --          $ --
2005...........................       --          --            --             --          --            --
2006...........................       51          50             1             --          --            --
2007...........................       --          --            --             --          --            --
2008...........................        1           1            --             --          --            --
                                    ----        ----          ----           ----        ----          ----
                                      54          51             3             --          --            --

2009 - 2013....................      150          92            58             --          --            --
2014 - 2018....................       --          --            --             --          --            --
2019 - 2023....................       --          --            --             --          --            --
2024 - 2028....................       --          --            --             --          --            --
Other(3).......................      113          --           113             --          --            --
                                    ----        ----          ----           ----        ----          ----
                                    $317        $143          $174           $ --        $ --          $ --
                                    ====        ====          ====           ====        ====          ====

------------

(1) Debt payable in U.S. dollars was called during the 98/99 fiscal year.

(2) Net debt maturities represent gross debt maturites minus projected sinking fund values at maturity, based on earnings of 5% on sinking fund balances as of March 31, 2003. Leases are recorded at their purchase option prices in the year in which the option may be exercised. There is no provision made for future sinking fund installments or unamortized discount.

(3) Includes Province miscellaneous Guarantees and perpetual callable bonds issued by the former British Columbia Electric Company Limited.

                  STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
                               AT MARCH 31, 2003

                                                                                    AMOUNT
                                                                                 OUTSTANDING
                                                                     INTEREST     MARCH 31,
SERIES                          DATE OF MATURITY    YEAR OF ISSUE      RATE          2003        REFERENCES
------                         ------------------   -------------   ----------   ------------   ------------
                                                                    (percent)    ($ millions)
Long-Term and Medium-Term Debt
Issued by Province of British Columbia:

BCCG-1.......................    June 16, 2003         1993               7.75       1,232      (2) (7) (17)
BCSBNR-I.....................   October 15, 2003       2000               5.95          68               (1)
BCCMTN-22....................   February 3, 2004       1994               6.50          30         (2) (17)
BCCD-S.......................    June 21, 2004         1994               9.00         670         (2) (17)
BCCMTN-28....................    June 21, 2004         1994               9.60         275               (2)
BCCMTN-47....................    June 21, 2004         1995               9.25          50               (2)
BCCMTN-67....................  December 10, 2004       1997               5.25          48         (2) (17)
BCCMTN-45....................     June 9, 2005         1995               9.50          50               (2)
BCCMTN-86....................    August 5, 2005        1999               6.20          50         (2) (14)
BCCD-U.......................   August 23, 2005        1995               8.00         606         (2) (17)
BCCMTN-55....................   August 23, 2005       1995/00             8.00         100               (2)
BCCMTN-87....................   August 23, 2005        1999               6.15          75               (2)
BCEC-12......................  September 21, 2005      1993               7.25         382      (1) (7) (17)
BCEC-16......................  September 21, 2005      2001               5.25         200           (1) (7)
BCSBR-G......................   October 15, 2005       1998               2.70         153      (1) (5) (9)
BCEC-17......................   December 1, 2005      2001/02             4.25         600           (1) (7)
BCCMTN-49....................  February 24, 2006       1995               9.00          50               (2)
BCSBR-H......................   October 15, 2006       1999               2.70          31      (1) (5) (9)
BCCG-2.......................   December 1, 2006      1999/01             5.25       1,250           (2) (7)
BCCMTN-92....................    June 12, 2007         2002           Floating         150               (4)
BCSBR-I......................   October 15, 2007       2000               2.70          45      (1) (5) (9)
PRW..........................  December 10, 2007       1987              10.14           1          (2) (17)
BCCMTN-91....................   January 9, 2008        2001               5.25         110               (2)
BCEC-18......................    March 20, 2008        2002               5.30         300           (1) (7)
PRP-1........................    March 31, 2008        1996               8.18          25          (2) (16)
BCCD-V.......................     June 9, 2008         1997               6.00       1,697          (2) (17)
BCJC-2.......................   January 15, 2009       1984               8.75          25           (1) (7)
BCCG-3.......................     June 1, 2009         2002               5.70         750           (2) (7)
BCCD-Y.......................   December 1, 2009      1999/01             6.25         750               (2)
BCCD-AA......................   August 23, 2010        2000              6.375       1,400               (2)
BCCD-D.......................  February 21, 2011       1991              10.75         237          (2) (17)
BCCD-K.......................   January 9, 2012        1992               9.50       1,079          (2) (17)
BCCMTN-85....................   January 9, 2012       1999/00             9.50         400               (2)
BCCD-AB......................   January 9, 2012       2001/02             5.75       1,000               (2)
BCCD-N.......................   August 23, 2013        1993               8.50       1,063          (2) (16)
BCCMTN-44....................   August 23, 2013        1995               9.60          57          (2) (17)
BCCMTN-50....................   August 23, 2013        1995               9.25          65          (2) (17)
BCCMTN-53....................   August 23, 2013        1995               8.50         348          (2) (17)
BCCMTN-80....................   August 23, 2013        1999               5.75         100               (2)
BCCMTN-90....................   October 9, 2013        2001           Floating          30          (2) (12)
BCCD-Q.......................     June 9, 2014         1994               7.50         394          (2) (17)
BCCMTN-33....................     June 9, 2014         1994              9.625          25               (2)
BCCMTN-34....................     June 9, 2014         1994              9.625          36          (2) (17)
BCCMTN-38....................     June 9, 2014         1994               9.60          89          (2) (17)

                  STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
                         AT MARCH 31, 2003 (CONTINUED)

                                                                                    AMOUNT
                                                                                 OUTSTANDING
                                                                     INTEREST     MARCH 31,
SERIES                          DATE OF MATURITY    YEAR OF ISSUE      RATE          2003        REFERENCES
------                         ------------------   -------------   ----------   ------------   ------------
                                                                    (percent)    ($ millions)
BCCMTN-27....................    June 20, 2014         1994               8.50          50               (2)
BCCMTN-25....................   October 3, 2016        1994              9.125          45               (2)
BCCMTN-26....................    June 17, 2019         1994               9.00          50               (2)
BCCD-C.......................  September 5, 2020       1990              10.60         600               (2)
BCCMTN-46....................  September 5, 2020       1995              10.60          20               (2)
BCCD-G.......................     May 15, 2021         1996               9.95         296               (2)
BCCMTN-76....................  February 23, 2022       1999               6.00          25               (2)
BCCD-L.......................     June 9, 2022         1992               9.50         450               (2)
BCCD-M.......................   August 19, 2022        1992               8.75         300               (2)
BCCMTN-77....................  February 23, 2023       1999               6.00          25               (2)
BCCD-P.......................  September 8, 2023       1993               8.00         400               (2)
BCCMTN-60....................  September 8, 2023       1995               8.00          35               (2)
BCCMTN-79....................  September 8, 2023       1999               6.40          50               (2)
                                                                                                         (1)
BCEC-13......................  November 30, 2023       1993              7.875         345         (7) (17)
BCCMTN-78....................  February 23, 2024       1999               6.00         100               (1)
BCCD-T.......................   August 23, 2024        1994               9.00         400               (2)
BCCMTN-40....................   August 23, 2024        1995               9.00          35               (2)
BCCMTN-52....................   August 23, 2024        1995               9.00         200               (2)
BCCMTN-56....................   August 23, 2024        1995               8.50          30               (2)
BCCMTN-62....................   August 23, 2024        1996              7.875         200               (2)
BCCMTN-82....................   August 23, 2024        1999               7.00          55               (2)
BCCMTN-63....................     June 9, 2024         1996               8.00         110               (2)
BCCMTN-64....................   December 4, 2026       1996               7.00          40          (2) (10)
BCCMTN-74....................   December 4, 2026       1999               7.00          60          (2) (10)
BCCMTN-65....................     June 9, 2027         1997               7.50          50               (2)
BCCD-W.......................  November 19, 2027       1997               6.15         500               (2)
BCCMTN-70....................   August 17, 2028        1998               5.45         200           (2) (8)
BCCD-X.......................    June 18, 2029        1998/99             5.70       2,285               (2)
BCCMTN-83....................    June 18, 2029         1999               5.86         250          (2) (15)
BCCD-Z.......................    June 18, 2031        2000/01             6.35       1,400               (2)
BCCMTN-69....................   January 9, 2039        1998               5.75         150               (2)
BCCMTN-73....................   January 9, 2039        1998               6.00          65               (2)
BCCMTN-84....................   August 23, 2039        1999               6.30         200               (2)
Canada Pension Plan issues...                        1983-2003      5.61-14.06       3,764      (2) (6) (17)
Redemption premium re
  MTN-74/MTN64...............                          1982                             25
Other........................                                                           42              (11)
Short-term Promissory
  Notes......................                                                        1,346
                                                                                   -------
Total Issues in Canadian
  Dollars....................                                                      $30,294
                                                                                   =======

    At March 31, 2003, sufficient securities had been set aside in an irrevocable trust to satisfy the schedule interest and principal repayment requirements of C$745 million (2002: $731 million). For a breakdown of the defeased debt, see page 15, reference 17.

                  STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
                         AT MARCH 31, 2003 (CONTINUED)

                                                                                      AMOUNT
                                                                    INTEREST        OUTSTANDING
SERIES                          DATE OF MATURITY    YEAR OF ISSUE     RATE        MARCH 31, 2003       REFERENCES
------                         ------------------   -------------   ---------   -------------------   ------------
                                                                    (percent)      ($ millions)
BCEUS-5......................   February 8, 2005     2000/01             7.25                  350         (1) (7)
BCUSG-2......................   October 3, 2006        2001             4.625                  750        (2) (7)
BCEUS-4......................    June 11, 2007         1997             7.125                  460    (1) (7) (17)
BCUSD-4......................    June 20, 2007         2002          Floating                  150        (4) (7)
BCEUS-6......................  December 20, 2007       2002             5.250                  250        (1) (7)
BCUSG-1......................   October 29, 2008     1998/01            5.375                  750         (2) (7)
BCEUS-7......................    June 25, 2009         2002              5.00                  250         (1) (7)
BCEMTN-22....................   October 28,2013        1998          Floating                  100             (4)
BCUSD-2......................   January 15, 2026       1996              6.50                  500         (2) (7)
BCUSD-3......................  September 1, 2036       1996              7.25                  300         (2) (7)
Short-term Promissory
  Notes......................                                                                  554
                                                                                  ----     -------
Total Issues in
  U.S. Dollars*..............                                                      US$       4,414
Exchange Premium (Including
  Hedge).....................                                                                2,246
                                                                                  ----     -------
U.S. Issues at Cdn. Dollar
  Equivalent.................                                                       C$       6,662
                                                                                  ----     -------
BCEMTN-1.....................     May 31, 2004         1994            4.1048                5,000         (1) (7)
BCEMTN-2.....................    June 15, 2004         1994             3.923                5,000         (2) (7)
BCEMTN-16....................    June 19, 2007         1997              3.50                5,000        (1) (13)
BCEMTN-23....................    March 1, 2010         2000             1.855                7,000             (1)
BCEMTN-21....................  September 16, 2010      1998              2.07               10,000        (1) (13)
                                                                                  ----     -------
Total Issues In Japanese
  Yen........................                                                        Y      32,000
Exchange Premium (Including
  Hedge).....................                                                              (31,602)
                                                                                  ----     -------
Japanese Issues at Canadian
  Dollar Equivalent**........                                                       C$         398
                                                                                  ----     -------
BCSFR-3......................    June 25, 2004         1998              3.00                  600         (1) (7)
BCSFR-4......................    March 26, 2008        2002             2.125                  400         (1) (7)
                                                                                  ----     -------
Total Issues in Swiss
  Francs.....................                                                                1,000
Exchange Premium (Including
  Hedge).....................                                                                    3
                                                                                  ----     -------
Swiss Franc Issue at Canadian
  Dollar Equivalent**........                                                       C$       1,003
                                                                                  ----     -------
BCES-1.......................  December 31, 2003       1996              7.50       GB         191    (1) (7) (17)
Exchange Premium (Including
  Hedge).....................                                                                  319
                                                                                  ----     -------
Sterling Issue at Canadian
  Dollar Equivalent **.......                                                       C$         510
                                                                                  ----     -------
BCEFF-1......................   January 30, 2007       1996              6.25     EURO         214    (1) (7) (17)
                                                                                                               (1)
BCEFF-2......................    July 15, 2009         1997             5.875                  264       (7) (17)

                  STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
                         AT MARCH 31, 2003 (CONTINUED)

                                                                                      AMOUNT
                                                                    INTEREST        OUTSTANDING
SERIES                          DATE OF MATURITY    YEAR OF ISSUE     RATE        MARCH 31, 2003       REFERENCES
------                         ------------------   -------------   ---------   -------------------   ------------
                                                                    (percent)      ($ millions)
                                                                                                               (1)
BCEDM-1......................    July 21, 2010         1998             5.125                  360       (7) (17)
                                                                                  ----     -------
Total Issues in Euro***......                                                     EURO         838
Exchange Premium (Including
  Hedge).....................                                                                  516
                                                                                  ----     -------
Euro Issues at Canadian
  Dollar Equivalent **.......                                                       C$       1,354
                                                                                  ----     -------
Gross Direct Debt Issued by
  the Province (In Canadian
  Dollar Equivalents)........                                                       C$      40,221
                                                                                  ====     =======

---------------

* Payable and expressed in U.S. dollars. Debt payable in US $2,360 million has been hedged to Cdn $3,622 million. Debt payable in U.S. $500 million has been hedged to JPY61,028.8 million. This balance was translated at the exchange rate prevailing at year-end.

** Foreign currency debt other than U.S. has been fully hedged to Canadian dollars

*** On January 1, 2002, French Franc was converted into Euro at 1 Euro =
    6.55957 FRF and Deutschemark was converted into Euro at 1 Euro =
    1.95583 DEM

                                                              AMOUNT OUTSTANDING
                                                                MARCH 31, 2003
                                                              -------------------
                                                                 ($ millions)
Gross Direct Debt issued by the Province (in Canadian Dollar
  Equivalents)..............................................              40,221
                                                                         -------
  Less -- Fiscal Agency Borrowings on behalf of:
    Warehouse Borrowing Program.............................       --
                                                              -------
    BC Transportation Financing Authority...................    2,806
    British Columbia Assessment Authority...................    --
    British Columbia Buildings Corporation..................      573
    British Columbia Housing Management Commission..........       26
    British Columbia Hydro and Power Authority..............    7,749
    British Columbia Institute of Technology................       25
    British Columbia Railway Company........................      509
    British Columbia Transit................................       99
    College of New Caledonia................................        3
    College of the Rockies..................................        3
    Columbia Power Corporation..............................       47
    Douglas College.........................................        1
    Home Owner Protection Office............................       25
    Improvement Districts...................................        8
    Land and Water British Columbia Inc.....................       50
    Malaspina University College............................        1
    Okanagan University College.............................       11
    Pacific Racing Association..............................       --
    Rapid Transit Project 2000 Ltd..........................        3
    Selkirk College.........................................        2

                  STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
                         AT MARCH 31, 2003 (CONTINUED)

                                                              AMOUNT OUTSTANDING
                                                                MARCH 31, 2003
                                                              -------------------
                                                                 ($ millions)
    Simon Fraser University.................................       25
    University College of the Cariboo.......................        4
    University of British Columbia..........................       62
    University of Northern British Columbia.................       16
    University of Victoria..................................       11
                                                              -------
                                                               12,059     12,059
                                                                         -------
    Gross Direct Debt.......................................              28,162
    Less -- Unamortized Discount............................      141
        -- Government Sinking Funds.........................    2,727
        -- Bonds held in the Consolidated Revenue Fund......        9      2,877
                                                              -------    -------
Total Net Direct Debt.......................................              25,285
                                                                         =======
    Gross Fiscal Agency Reloaned Debt.......................              12,059
    Less -- Gross Fiscal Agency Debt........................              12,059
                                                                         -------
    Gross Fiscal Agency Debt for Warehouse Borrowing Program
      Purposes..............................................                  --
    Less -- Unamortized Discount/(Premium)..................       --         --
                                                              -------    -------
Total Net Fiscal Agency Debt for Warehouse Borrowing Program
  Purposes..................................................                  --
                                                                         =======
    Gross Fiscal Agency Debt................................              12,059
    Less -- Unamortized Discount............................      (16)
        -- Government Sinking Funds.........................    1,383      1,367
                                                              -------    -------
Total Net Fiscal Agency Debt................................              10,692
                                                                         =======
    Total Net Direct and Fiscal Agency Debt, Warehouse
      Borrowing Program Debt................................              35,977
    Less -- Warehouse Borrowing Program Investments
      Available to Paydown Warehouse Borrowing Program
      Debt..................................................                  --
                                                                         -------
Total Net Direct and Fiscal Agency Debt.....................              35,977
                                                                         =======

    At March 31, 2003, sufficient securities had been set aside in an irrevocable trust to satisfy the scheduled interest and principal repayment requirements of Cdn $745 million (2002: $731 million). For breakdown of the defeased debt see page 15 -- reference (17).

                              NET GUARANTEED DEBT
                               AT MARCH 31, 2003

                                                                                            AMOUNT
                                            YEAR OF                                     OUTSTANDING(1)
ISSUER & SERIES                            MATURITY     YEAR OF ISSUE   INTEREST RATE   MARCH 31, 2002
---------------                           -----------   -------------   -------------   ---------------
                                                                          (percent)      (millions of
                                                                                         Cdn. dollars)
British Columbia Hydro and                   2011           1981            13.50
  Power Authority(2)....................                                                       87
                                                                                              ---
British Columbia Rail Company Ltd.           2003           1983            11.89
  Capital Leases........................                                                        2
                                                                                              ---
Municipalities, Improvement Districts     2004 - 2007   1980 - 1986     10.12 - 15.75
  and Other Local Government Entities...                                                        1
                                                                                              ---
Sub-total Net Guaranteed Debt...........                                                       90
                                                                                              ---
Plus -- Other Guaranteed Debt(3)........                                                      110
                                                                                              ---
                                                                                              200
                                                                                              ---
Less -- Provisions for Probable
  Payout................................                                                       13
                                                                                              ---
Total Net Guaranteed Debt(4)............                                                      187
                                                                                              ===

------------

(1) Total net of sinking funds

(2) Includes the perpetual callable bonds (issued by the former British Columbia Electric Company Limited)

(3) Includes outstanding loan guarantees of Pacific National Exhibition, student assistance loans, loans to agricultural producers and guarantees issued under economic development assistance programs.

(4) Debentures totalling $137 million (2002: $199 million) have been defeased and are considered extinguished for financial reporting purposes.

                              NON-GUARANTEED DEBT
                              AS AT MARCH 31, 2003

                                                              (MILLIONS OF
                                                              CDN. DOLLARS)
                                                              -------------
Taxpayer-Supported Debt
    British Columbia Securities Commission..................         1
    Columbia Basin Trust....................................         3
    Homeowner Protection Office.............................        98
    Pacific National Exhibition.............................         5
    Provincial Rental Housing...............................       135
    Other(1)................................................         1
                                                                   ---
Total Taxpayer-Supported Non-Guaranteed Debt................       243
                                                                   ===

Self-Supported Debt
  Commercial Crown Corporations and Agencies
    British Columbia Liquor Distribution....................         9
    British Columbia Railway Company........................        10
    Columbia River Power Projects(2)........................       118
                                                                   ---
Total Self-Supported Non-Guaranteed Debt....................       137
                                                                   ---
Total Non-Guaranteed Debt...................................       380
                                                                   ===

---------------

(1) Includes debt of the British Columbia Transit, Land and Water British Columbia Inc., Oil & Gas Commission, and Legal Services Society.

(2) Joint ventures of Columbia Power Corporation and Columbia Basin Trust.

                        REFERENCES TO STATEMENTS OF DEBT

 (1) Interest payable annually.

 (2) Interest payable semi-annually.

 (3) Interest payable monthly.

 (4) Interest payable quarterly.

 (5) Interest rate reset semi-annually.

 (6) Pursuant to provisions for investment of Canada Pension Plan Funds, this issue is redeemable as a whole or in part on six months notice at the option of the Minister of Finance for Canada, or on 30 days notice at the option of the Minister of Finance for British Columbia, subject to certain restrictions (CPP issues).

 (7) Callable by the issuer if taxation laws requiring additional payments are imposed or levied.

 (8) Puttable at the option of the holder on August 17, 2005 on ten business days' notice (BCCMTN-70).

 (9) Redeemable on October 15 or April 15 prior to maturity at par upon presentation of the bond.

(10) Coupon will be 5.4% to December 4, 2002 and 7% thereafter to maturity (BCCMTN-64/MTN74).

(11) Including the Province's direct capital leases and the assumption by the Province of debt obligations of David Thompson University Centre.

(12) Callable at par by the Province on October 9, 2003 and every semi-annual coupon date thereafter, on 10 days' notice. If not called, coupon steps up. (BCCMTN-90)

(13) Coupon is payable in US dollars. (EMTN-16 & EMTN-21).

(14) Callable at par August 5, 2003 only, with not more than 14 or less than 7 calendar days notice. (BCCMTN-86)

(15) Puttable by the investor June 19, 2006 at a price of $98.910 plus one day of accrued interest. (BCCMTN-83)

(16) Redeemable at option of the issuer on January 1, 2007 on 90 days' notice. (PRP-1)

(17) A portion of this issue is defeased. (See following Table.)

   DEFEASED DIRECT AND FISCAL AGENCY DEBT OF THE PROVINCE OF BRITISH COLUMBIA

                                                                                             AMOUNT
                                                                         INTEREST          OUTSTANDING
SERIES                            DATE OF MATURITY     YEAR OF ISSUE       RATE          MARCH 31, 2003        REFERENCES
------                          --------------------   -------------   ------------   ---------------------   ------------
                                                                        (Percent)     (millions of dollars)
CANADIAN DOLLAR ISSUES:
BCCG-1........................     June 16, 2003                                                                       (2)
                                                          1993                7.75                18             (7) (17)
BCCMTN-20.....................   December 22, 2003        1993                7.00                20                   (2)
BCCMTN-22.....................    February 3, 2004        1994                6.50                30              (2) (17)
BCCD-S........................     June 21, 2004          1994                9.00                30              (2) (17)
BCCMTN-29.....................    August 16, 2004         1994               9.125                 5                   (2)
BCCMTN-67.....................   December 10, 2004        1997                5.25                 2              (2) (17)
BCCD-U........................    August 23, 2005         1995                8.00                44              (2) (17)
BCEC-12.......................   September 21, 2005                                                                    (1)
                                                          1993                7.25                18             (7) (17)
BCCD-V........................      June 9, 2008          1997                6.00                 3              (2) (17)
BCCD-D........................   February 21, 2011        1991               10.75                13              (2) (17)
BCCD-K........................    January 9, 2012         1992                9.50                71              (2) (17)
BCCMTN-44.....................    August 23, 2013         1995                9.60                 3              (2) (17)
BCCD-N........................    August 23, 2013         1993                8.50                37              (2) (17)
BCCMTN-53.....................    August 23, 2013         1995                8.50                12              (2) (17)
BCCD-Q........................      June 9, 2014          1994                7.50                 6              (2) (17)
BCCMTN-34.....................      June 9, 2014          1994               9.625                14              (2) (17)
BCCMTN-38.....................      June 9, 2014          1994                9.60                 1              (2) (17)
BCEC-13.......................   November 30, 2023                                                                     (1)
                                                          1993               7.875                 5             (7) (17)
CPP Issues....................        various                                                                          (2)
                                                         1983/92       9.04 - 14.06              211             (6) (17)
Other(1)......................  August 23, 2013 and
                                 December 10, 2007      1987/1995      8.00 - 10.14                1              (2) (17)
                                                                                            --------
                                                                                           C$    544
                                                                                            --------
U.S.
BCEUS-4.......................     June 11, 2007                                                                       (1)
                                                          1997               7.125                40             (7) (17)
                                                                                            --------
Total Issues in US Dollars....                                                             US$    40
Exchange Premium
  (including Hedge)...........                                                                    16
                                                                                            --------
U.S. Issues at Canadian Dollar
  Equivalent..................                                                             C$     56
                                                                                            --------
EURO
BCEFF-1.......................    January 30, 2007        1996                6.25           EURO 14          (1) (7) (17)
BCEFF-2.......................     July 15, 2009                                                                       (1)
                                                          1997               5.875                41             (7) (17)
BCEDM-1.......................     July 21, 2010                                                                       (1)
                                                          1998               5.125                24             (7) (17)
                                                                                            --------
Total Issues in Euro(2).......                                                                    79
Exchange Premium
  (including Hedge)...........                                                                    47
                                                                                            --------
Euro Issues at Canadian Dollar
  Equivalent..................                                                             C$    126
                                                                                            --------
STERLING
BCES-1........................   December 31, 2003        1996                7.50         GB      9          (1) (7) (17)
Exchange Premium
  (including Hedge)...........                                                                    10
                                                                                            --------
Sterling Issues at Canadian
  Dollar Equivalent...........                                                             C$     19
                                                                                            --------
Total Defeased Direct and
  Fiscal Agency Debt..........                                                             C$    745
                                                                                            ========

---------------

(1) MTN-50 9.25% (.4) and PRW 10.14% (0.2)

(2) On January 1, 2002, French Franc was converted into Euro at
    1 Euro = 6.55957 FRF and Deutschemark was converted into Euro at 1 Euro = 1.95583 DEM

           CONSOLIDATED FUNDED AND UNFUNDED DEBT OF THE PUBLIC SECTOR

    The financial statements of the Province include funded and unfunded debt of public entities within British Columbia which is either guaranteed or reloaned by the Province, and include the funded debt of such entities which is not guaranteed by the Province.

                                               OUTSTANDING(1)   UNAMORTIZED   SINKING FUND   OUTSTANDING
                                                   GROSS         DISCOUNT     INVESTMENTS        NET
                                               --------------   -----------   ------------   -----------
                                                             (in millions of Cdn. dollars)
Direct and Guaranteed Funded and Unfunded
  Debt of the Province.......................     $40,529          $125          $4,227        $36,177
Plus: Non-Guaranteed Debt....................         380            --              --            380
                                                  -------          ----          ------        -------
Total Consolidated Funded Debt of the Public
  Sector of British Columbia.................     $40,909          $125          $4,227        $36,557
                                                  =======          ====          ======        =======

------------

(1) Balance does not include the Provision for Probable Payout ($12 million).

                       CANADIAN FOREIGN EXCHANGE RATE AND
                             INTERNATIONAL RESERVES

    Recent high and low exchange rates for the Canadian dollar in terms of United States cents are as follows for the calendar year ended December 31:

                                                             1998       1999       2000       2001       2002
                                                           --------   --------   --------   --------   --------
High.....................................................   71.23      69.35      69.84      67.11      66.13
Low......................................................   64.21      65.51      64.28      62.53      61.99

---------------

On March 31, 2003, the noon spot rate for the U.S. dollar was 68.06
Source: Bank of Canada

    The total of Canada's official international reserves on December 31, 1998 to 2002 are as follows:

                   DECEMBER 31,
---------------------------------------------------
 1998      1999       2000       2001       2002
-------  --------   --------   --------   ---------
                  (US $ millions)
$23,427.. $28,646   $32,424    $34,248    $37,169(1)

       --------------------------

        Source: Bank of Canada

        (1) US$17,946 million, US$205 million in gold, US$3,567 million in the International Monetary Fund Reserve, US$712 million in Special Drawing Rights and US$14,739 million in other foreign currencies.